             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):
                      January 24, 1996




                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)



 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)


                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:
                      (203) 968-3000


             This document consists of 2 pages.

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Item 5.   Other Events

Registrant announced on January 24, 1996 a 16 percent increase in its common stock dividend to an annual rate of $3.48 per share, effective with the April 1, 1996 dividend payment. At the same time, Registrant announced that its board of directors has authorized a three-for-one stock split, subject to shareholder approval at the annual meeting on May 16, 1996.

Registrant announced yesterday that its board of directors has authorized the repurchase of up to $1 billion of Registrant's common stock on the open market, from time to time, depending on market conditions.

Based on current prices, this repurchase would reduce the number of outstanding shares by about 7 percent. There were
108.3 million common shares outstanding on December 31, 1995.



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                        SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                     XEROX CORPORATION


                                     By: MARTIN S. WAGNER
                                         Assistant Secretary

Dated: February 7, 1996

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